UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2016

Kiwa Bio-Tech Products Group Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33167	77-0632186
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

310 N. Indian Hill Blvd., #702 Claremont, California	91711
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 715-5855

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2016, the Board of Directors of Kiwa Bio-Tech Products Group Corporation (OTCQB: KWBT) accepted the resignation of Jimmy Ji Zhou as a director of the Company and Mr. Zhou agreed to take a leave of absence as Chief Executive Officer, Chief Financial Officer, Principal Executive Officer and Principal Financial and Accounting Officer, and to permanently resign as an officer of the Company, subject to certain conditions. Effective, October 26, 2016, all conditions related to Mr. Zhou’s employment with the Company were satisfied and his resignation as Chief Executive Officer, Chief Financial Officer, Principal Executive Officer and Principal Financial and Accounting Officer was confirmed for all purposes. The Company’s Board is not currently planning a replacement for Mr. Zhou and the Company’s Board of Directors now comprises four (4) members.

Mr. Zhou’s responsibilities as the Company’s President, Chief Executive Officer and Chief Financial Officer have been assumed by Yvonne Wang, the Company’s Chief Operating Officer. Since August 11, 2016, Ms. Wang has been serving the additional titles of Acting President, Acting Chief Executive Officer and Acting Chief Financial Officer and Principal Executive Office and Principal Financial and Accounting Officer. She will continue in these roles going forward. The Company’s Board of Director has no current plans to replace Ms. Wang in any of these capacities.

Mr. Zhou submitted his resignation to pursue other interests.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2016

Kiwa Bio-Tech Products Group Corporation

By:	/s/ Yvonne Wang
Yvonne Wang
Title:	Acting President